UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2014

IDT CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-16371	22-3415036
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Broad Street Newark, New Jersey	07102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 438-1000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

(a)    IDT Corporation’s (the “Company”) Annual Meeting of Stockholders was held on December 15, 2014 (the “Meeting”). Stockholders voted on the matters set forth below.

(b)    (1)     A majority of the votes present or represented at the Meeting by the holders of shares entitled to vote on the following matter were voted in connection with the election of each of the Board of Directors nominees named in the Proxy Statement of the Company.

The nominees for election to the Board of Directors were elected, each for a one-year term, based upon the following votes:

Nominee	Votes For	Votes Against	Abstentions
Michael Chenkin	5,867,100	389,401	41,380
Eric F. Cosentino	5,847,372	409,264	41,245
Howard S. Jonas	5,687,770	570,422	39,689
Bill Pereira	6,205,659	51,122	41,100
Judah Schorr	5,864,206	392,613	41,062

There were 344,922 broker non-votes for this item.

(2)      A majority of the votes present or represented at the Meeting by the holders of shares entitled to vote on the following matter were voted in connection with the approval of the Company’s 2015 Stock Option and Incentive Plan.

The number of votes cast with respect to this matter was as follows:

Votes For	Votes Against	Abstentions
6,132,830	125,682	39,369

There were 344,922 broker non-votes for this item.

(3)      A majority of the votes present or represented at the Meeting by the holders of shares entitled to vote on the following matter were voted in connection with the ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the Fiscal Year ending July 31, 2015.

The number of votes cast with respect to this matter was as follows:

Votes For	Votes Against	Abstentions
6,596,201	1,958	44,644

There were no broker non-votes for this item.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDT CORPORATION

By:	/s/ Shmuel Jonas
Name:	Shmuel Jonas
Title:	Chief Executive Officer

Dated: December 18, 2014